Exhibit (b)

AS AMENDED ON

JUNE 23, 2010

BY-LAWS OF

POPULAR HIGH GRADE FIXED-INCOME FUND, INC.

ARTICLE I

OFFICES

Section  1.    Registered Office and Registered Agent.    The registered or designated office of Popular High Grade Fixed Income Fund, Inc. (the “Corporation”) in the Commonwealth of Puerto Rico (the “Commonwealth”) shall be located at Suite 920, Popular Center, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and the name of the registered agent of the Corporation in charge of such office shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate public offices of the Commonwealth pursuant to applicable provisions of law.

Section  2.    Corporate Offices.    The Corporation may have such other offices within the Commonwealth of Puerto Rico as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

Section  1.    Annual Meeting.    The annual meeting of the stockholders shall be held at least sixty (60) days after the end of the fiscal year of the Corporation, but never more than one hundred and twenty (120) days after such date and at such time as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting (an “Annual Stockholders Meeting”); provided, however, that, to the extent permitted by applicable law, a two-thirds (2/3) majority of the Board of Directors is authorized to forego an Annual Stockholders Meeting. If a day is fixed for an Annual Stockholders Meeting, and such day shall be a legal holiday in the Commonwealth, such meeting shall be held on the next succeeding business day.

Section  2.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called only by the Chairman of the Board or by a majority of the directors.

Section  3.    Place of Meeting.    The directors may designate any place within the Commonwealth as the place of meeting for any annual meeting or for any special meeting called by the Chairman of the Board or the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place within the Commonwealth, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section  4.    Notice of Meeting.    Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary, or the directors calling the meeting, from outside of the United States, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting, or the adjournment is for more than thirty (30) days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section  5.    Advance Notice of Stockholder Proposals and Nominations.    At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-Laws of the Corporation. Notice of any proposal to be presented by any stockholder in the name of any person to be nominated by any stockholder for election as a director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than thirty

(30) or more than fifty (50) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than forty (40) days prior to the date of the meeting, such notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than forty (40) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-Laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person as would be required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission), such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.

Section  6.    Voting Lists.    A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section  7.    Quorum.    At any meeting of stockholders, one third (1/3) of the outstanding shares of capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section  8.    Proxies.    At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation prior to the time of the first vote to be taken at the meeting. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided for in the proxy.

Section  9.    Voting.    Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote (or fraction thereof), in person or by proxy, for each share of stock (or fraction thereof) entitled to vote held by such stockholder. The vote for directors and upon any question before the meeting, other than the approval of minutes of prior meetings and other procedural matters related to the conduct of the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote (i.e., by the candidate who received the greatest number of votes if two or more candidates compete for the same directorship); all other questions shall be decided by majority vote of those stockholders present in person or by proxy except as otherwise provided by the Certificate of Incorporation or the laws of the Commonwealth.

Section  10.    Order of Business.    The order of business at all Election Meeting of the stockholders, shall be as follows:

(a)     Roll Call.

(b)     Proof of Notice of Meeting or Waiver of Notice.

(c)     Reading, or waiver of reading, of minutes of preceding meeting.

(d)     Reports of officers.

(e)     Reports of Committees, if any.

(f)     Election of Directors.

(g)     Unfinished Business.

(h)     New Business.

Section  11.    Consent of Stockholders in Lieu of Meeting.    Unless otherwise required by law, any action required to be taken at a meeting of the stockholders of the Corporation, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section  12.    Voting of Shares by Certain Holders.    Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares to his/her name or to the name of his/her nominee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section  13.    Conduct of Meeting.    Except as otherwise provided in these By-laws, the meeting of the shareholders shall be conducted in accordance with the American Bar Association Handbook for the Conduct of Shareholders’ Meetings.

ARTICLE III

BOARD OF DIRECTORS

Section  1.    General Powers.    Except as otherwise provided for in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation shall be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Certificate of Incorporation or these By-Laws.

Section  2.    Number, Tenure and Qualifications.    The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be less than three (3) or more than seven (7). Any vacancy created by an increase in the number of directors shall be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his/her term unless such director is specifically removed from office pursuant to Section 5 of this Article III at the time of such decrease. A majority of the directors must be bona fide residents of the Commonwealth. Each director who is a bona fide resident of Puerto Rico must own a share of non-redeemable common stock of the Corporation. Finally, a person shall not be eligible for nomination or renomination as a member of the Board of Directors on and after the year he/she attains the age of seventy-five (75).

Section  3.    Election and Term of Directors.    Directors shall be elected annually at a meeting of stockholders held for that purpose as provided in the Certificate of Incorporation. The term of office of each director shall be from the time of his/her election and qualification until the election of directors next succeeding his/her election and until his/her successor shall have been elected and shall have qualified or until his/her death, until he/she shall have resigned, or until he/she shall have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

Section  4.    Resignation.    A director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section  5.    Removal of Directors.    Any director of the Corporation may be removed only for cause by the stockholders by a vote of at least seventy-five percent (75%) of the votes entitled to be cast for the election of directors. The Board of Directors shall establish specific guidelines of what shall constitute “cause.”

Section  6.    Vacancies.    Any vacancies in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his/her predecessor.

Section  7.    Place of Meetings.    Meetings of the Board of Directors may be held at any place as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting; provided, however, that no such meeting shall be held in the United States of America, other than the Commonwealth.

Section  8.    Telephone Meetings.    To the extent permitted by law, members of the Board of Directors or of any committee thereof may participate in a meeting by means of a telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time, provided that no participant is located in the United States, and participation in a meeting by these means shall constitute presence in person at the meeting.

Section  9.    Regular Meetings.    A regular meeting of the Board of Directors shall be held without other notice than these By-Laws immediately after, and at the same place as, the Annual Stockholders Meeting. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section  10.    Special Meetings.    Special meetings of the directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the directors may fix the place outside of the United States for holding any special meeting of the directors called by them.

Section  11.    Notice of Special Meetings.    Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four (24) hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to each director at his or her residence or usual place of business, at least three (3) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed delivered when deposited in the United States mail so addressed, with postage prepaid.

Section  12.    Waiver of Notice of Meetings.    Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting. The attendance of the director at a meeting shall constitute a Waiver of Notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section  13.    Quorum and Voting.    One-third (1/3), but not less than two, of the members of the entire Board of Directors shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business, at such meeting, and except as otherwise expressly required by the Certificate of Incorporation, these By-Laws, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which ought have been transacted at the meeting as originally called.

Section  14.    Organization.    The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Chairman of the Board of Directors, who shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board of Directors to preside at a meeting, the President or, in his/her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his/her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section  15.    Written Consent of Directors in Lieu of a Meeting.    Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, to the extent permitted by law, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all the directors or all the members of the committee, as the case may be, and filed in the minutes of the proceedings of the Board of Directors or of the committee; provided, however, that the last director to execute such consent must do so within the Commonwealth. Such consent shall have the same effect as a unanimous vote.

Section  16.    Compensation.    No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section  17.    Investment Policies.    The Board of Directors may delegate the duty of management of the assets of the Corporation and administration of its day to day operations to a corporate management company and/or investment adviser pursuant to a written contract or contracts. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation, as implemented by any management company and/or investment adviser to the Corporation, are at all times consistent with the investment objective, policies and restrictions recited in the Prospectus of the Corporation used in connection with the public offering of the Corporation’s Common Stock.

Section  18.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the directors at which action or any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

COMMITTEES

Section  1.    Executive Committee.    The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board of Directors with respect to all matters other than:

(a)     the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Certificate of Incorporation;

(b)     the filling of vacancies on the Board of Directors;

(c)     the approval or termination of any contract with an investment adviser, distributor or principal underwriter;

(d)     the amendment or repeal of these By-Laws or the adoption of new By-Laws;

(e)     the amendment or repeal of any resolution of the Board of Directors which by its terms may be amended or repealed only by the Board of Directors;

(f)     the declaration of dividends and the issuance of the capital stock of the Corporation;

(g)     the approval of any merger or share exchange which does not require stockholder approval;

(h)     the election or removal of Officers of the Corporation; and

(i)     make recommendations to the stockholders with respect to the sale of substantially all the assets of the Corporation or the dissolution of the Corporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section  2.    Other Committees of the Board of Directors.    The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board of Directors, designate one or more other committees of the Board of Directors, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe as permitted by statute.

Section  3.    General.     One-third, but not less than two, of the members of the committee shall constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power at any time to change the membership of any committee to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board of Directors in the management of the business or affairs of the Corporation.

ARTICLE V

OFFICERS

Section  1.    Number.    The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the directors. The President and the Secretary shall be bona fide residents of the Commonwealth. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors or the Board of Directors may delegate to the President the power to appoint such other officers and Assistant Officers.

Section  2.    Election and Term of Office.    The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the directors held after each Annual Stockholders Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

Section  3.    Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section  4.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section  5.    The Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the shareholders and directors, shall be ex-officio a member of all standing committees of the Board and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. In the absence of the Chairman of the Board, or if the Chairman of the Board is unable to preside a meeting of the shareholders, the President shall preside such meeting of the shareholders.

Section  6.    President.    The President shall have responsibility for the general and active management and supervision of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have authority to execute all conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer, employee or agent of the Corporation.

Section  7.    Vice President.    A Vice President shall perform such other duties as from tune to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may appoint any number of Vice Presidents.

Section  8.    Secretary.    The Secretary shall keep the minutes of the meetings of stockholders and of the Board of Directors in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section  9.    Treasurer.    If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Directors shall determine. He/she shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section  10.    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section  11.    Action with Respect to Securities of Other Corporation.    Unless otherwise directed by the Board of Directors,

the President or its designees shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION

Section  1.    Actions Other Than Those by or in the Right of the Corporation.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, has reasonable cause to believe that his/her conduct is unlawful.

Section  2.    Actions by or in the Right of the Corporation.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section  3.    Actual Expenses.    To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) actually reasonably incurred by him/her in connection therewith.

Section  4.    Authorization.    Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he/she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made in any of the following manners: (i) the majority vote of a quorum consisting of directors who are neither “affiliated persons” under the Investment Companies Act of Puerto Rico, as amended, nor parties, at the time, to the proceeding (“non-party independent directors”), or (ii) if such quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by the majority vote of a full Board of Directors, in which the directors seeking indemnification may participate, or (iii) if such quorum is not obtainable, or even if obtainable, a quorum by disinterested directors so directs, by special independent legal counsel selected by the Board of Directors or a committee of directors constituted in the manner provided in clauses (i) and (ii) hereof, in a written opinion, or (iv) by the stockholders of the Corporation if submitted to them by the Board of Directors.

Section  5.    Payment of Expenses in Advance.    Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article.

Section  6.    Indemnification Non-Exclusive.    The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provisions set forth in this Section, the indemnification authorized and provided hereby shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this Article.

Section  7.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the powers to indemnify him/her against such liability under the provisions of this Article or otherwise.

Section  8.    Separability.    This Article shall be interpreted to provide indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and the effect of the remaining parts shall not be affected. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings, whether made or commenced before or after the adoption hereof and whether arising from acts or omissions to act occurring before or after its adoption.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section  1.    Contracts.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Except as otherwise provided by law, these By-Laws or resolutions of the Board of Directors, any contract or other instrument shall be valid and binding on the Corporation if executed and delivered in its name and on its behalf by the President of the Corporation.

Section  2.    Loans.    No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a Resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section  3.    Checks, Drafts, Etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section  4.    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select or as may be designated by the President of the Corporation.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section  1.    Certificates for Shares.    Except as provided below, certificates evidencing shares of the Corporation will not be issued. Instead, ownership of the Corporation shares will be recorded on the stock register to be maintained by the transfer agent of the Corporation, and the registered holders of shares of the Corporation shall have the same rights of ownership with respect to such shares as if certificates had been issued. Every holder of shares of the Corporation shall be entitled upon written request to a certificate representing all shares to which he/she is entitled. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and permitted by applicable law. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe. If such certificate is manually signed by one officer or manually countersigned by a Transfer Agent, any other signature on the certificate may be a facsimile. In case any officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or Transfer Agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer or Transfer Agent at the date of the issue.

Section  2.    Transfer of Shares.    (a)    Upon surrender to either the Corporation or the Transfer Agent of the Corporation of a certificate of Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation which shall be kept at the Transfer Agent’s principal office.

(b)     The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this Commonwealth.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE XI

SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of incorporation and the words “Corporate Seal” and “Puerto Rico”.

ARTICLE XII

DEPOSITORIES AND CUSTODIANS

Section  1.    Depositories.    The funds of the Corporation shall be deposited with such banks or other companies as the Board of Directors of the Corporation may from time to time determine.

Section  2.    Custodians.    All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine.

ARTICLE XIII

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Commissioner of Financial Institutions of Puerto Rico shall be selected annually by the Board of Directors.

ARTICLE XIV

ANNUAL STATEMENT

The books of account of the Corporation shall be examined outside of the United States by an independent firm of public accountants at the close of each annual period of the Corporation, commencing with the annual period ending on the last day of the first fiscal year of the Corporation fixed by the Board of Directors, and at such other times as may be directed by the Board of Directors. A report to the stockholders based upon each such examination shall be mailed from outside of the United States to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board of Directors, at his/her address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders, if any, and, within twenty (20) days after the meeting (or, in the absence of an annual meeting, within twenty (20) days after the end of the month of December following the end of the fiscal year), be placed on file at the Corporation’s principal office outside of the United States. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation’s income and expenses for the period from the end of the Corporation’s preceding fiscal year to the close of the annual or other period covered by the report, and shall set forth such other matters as the Board of Directors or such firm of independent public accountants shall determine. The official books and records of the Corporation must be maintained within the Commonwealth.

ARTICLE XV

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XVI

INTERESTED DIRECTORS; QUORUM

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors, officers or employees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if: (1) the material fact as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XVII

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors, subject to the statutory power of the stockholders to alter or repeal these By-Laws.